UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 20, 2024

Valley National Bancorp
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza,	New York,	New York	10119
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series C, no par value	VLYPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 20, 2024, pursuant to the terms of the Investor Rights Agreement, dated as of April 1, 2022, by and between Valley National Bancorp (the “Company”) and Bank Leumi Le-Israel B.M. (“Bank Leumi”), Bank Leumi notified the Company that it intends to seek appointment of a new designee to the board of directors (the “Board”) of the Company in Dafna Landau’s place (the “Notice”). Ms. Landau, who was appointed to the Board as the designee of Bank Leumi, has separated from employment with Bank Leumi, and in connection with the Notice, Ms. Landau has tendered her resignation from the Board. Ms. Landau’s resignation will be effective upon the appointment of Bank Leumi’s new designee, which is expected to occur in the fourth quarter 2024. Ms. Landau’s resignation from the Board is not due to any disagreement between Ms. Landau and the Company, Valley National Bank or management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2024	VALLEY NATIONAL BANCORP
	By:	/s/ Gary G. Michael
Gary G. Michael
Executive Vice President, General Counsel
and Corporate Secretary